                                                                   EXHIBIT 32.1


        CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification By Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of
2002), I, Christian Baha, President and Chief Executive Officer of Quadriga Capital Management, Inc., the general partner of (the Fund, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


                                        By: /s/ Christian Baha
                                            -----------------------------------
                                            Christian Baha
                                            President and Chief Executive
                                            Officer
                                            March 30, 2005


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